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                                                                    EXHIBIT 10.9


                                 EOTT ENERGY LLC

                              EQUITY INCENTIVE PLAN

                             I. PURPOSE OF THE PLAN

         1.1 The purpose of the EOTT Energy LLC Equity Incentive Plan (the "Plan") is to promote the interests of the Company and its unit holders by strengthening the Company's ability to attract, motivate and retain employees and directors of the Company upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for employees through equity ownership that promote and recognize the financial success and growth of the Company. With respect to the Participants who are subject to the reporting requirements of
Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), this Plan is intended to comply with the applicable conditions and requirements of Rule 16b-3 promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null void ab initio, to the extent permitted by law and deemed advisable by the Committee.

                                 II. DEFINITIONS

         2.1 Wherever the following capitalized terms are used in this Plan they shall have the meanings specified below:

         (a) "AWARD" means an award of Restricted Units granted under the Plan

         (b) "AWARD AGREEMENT" means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

         (c)      "BOARD" means the Board of Directors of the Company.

         (d)      "CAUSE" means:

                           (1) the Participant's gross negligence or willful misconduct in the performance of the duties and services required of the Participant;

                           (2) the Participant's final conviction of a felony or of a misdemeanor involving moral turpitude;

                           (3) the Participant's involvement in a conflict of interest with respect to which the Company makes a good faith determination to terminate the employment of the Participant;

                           (4) the Participant's material breach of any material provision of any employment agreement in effect between him and the Company which remains uncorrected for thirty
                                    (30) days following written notice to the Participant by the Company of such breach.

         (e)      "CHANGE IN CONTROL" shall have the meaning specified in
                  Section 7 hereof.

         (f) "CHANGE IN CONTROL DATE" shall mean the day on which a Change in Control becomes effective.

         (g)      "CODE" means the Internal Revenue Code of 1986, as amended.

         (h) "COMMITTEE" means the Compensation Committee of the Board, or such other committee or subcommittee of the Board appointed by the Board to administer the Plan from time to time.

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         (i)      "COMPANY" means EOTT Energy LLC, a Delaware limited liability company.

         (j) "DATE OF GRANT" means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify that the Award becomes effective.

         (k) "DISABILITY" shall mean a Participant is qualified for long term disability benefit under the Company's disability plan or insurance policy, of if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of ill health, physical or mental disability or any other reason beyond his or her control, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee.

         (l) "DISTRIBUTION" means periodic distributions of available cash made to unit holders of the Company.

         (m) "EFFECTIVE DATE" means the Effective date of this Plan, as Defined in Section 10.1 hereof.

         (n) "ELIGIBLE PERSON" means any person who is an Employee or Independent Director.

         (o) "EMPLOYEE" means any person who is an employee of the Company or any Subsidiary

         (p) "FAIR MARKET VALUE" of a Unit on a Redemption Date means (a) if the Units are listed on any securities exchange, the closing sales price per unit on the consolidated transaction reporting system for the principal securities exchange for the Units on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the Units are not listed but are quoted on the NASDAQ National Market System or NASDAQ Small Cap System, the closing sales price per unit on such system on that date, or if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Units are not so listed or quoted, the mean between the closing bid and asked price on that date, of if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, the National Quotation Bureau, of if none of the above is applicable, such amount as may be determined by the Committee in good faith to the fair market value per unit in whatever manner it considers appropriate.

         (q) "INDEPENDENT DIRECTOR" means a member of the Board who is not an employee of the Company or any Subsidiary.

         (r) "INVOLUNTARY TERMINATION" means the end of the Participant's employment relationship by the Company or any Subsidiary or the termination of the employment relationship by the Participant within 90 days of and in connection with or based upon any of the following events:

                           (1) a substantial and/or material reduction in the nature or scope of the Participant's duties and/or responsibilities, which results in the Participant not having an officer position and results in an overall material and substantial reduction from the duties and stature of the officer position as such duties are constituted as of the effective date of the employment agreement in effect between the Participant and the Company or as otherwise agreed to by the Company and the Participant, which reduction remains in place and uncorrected for thirty
                                    (30) days following written notice of such breach to the Company by the Participant;

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                           (2)      a reduction in the Participant's base pay or
                                    an exclusion of the Participant from a
                                    benefit plan or program (except as part of a general reduction in compensation or benefits applicable to all employees or officers of the Company);

                           (3) a change in the location for the primary performance of the Participant's services from the city in which the Participant was serving at the time he was notified of such change to a city which is more than 100 miles from such location, which change is not approved by the Participant.

                           (4)      the Participant's duties and/or
                                    responsibilities become substantially
                                    redundant as the result of the creation of another position or the hiring of another employee performing substantially the same duties as the Participant;

                           (5) the Participant is terminated for Cause as determined by the Independent Directors

                           (6)      termination by the Participant within one
                                    (1) year of a Change of Control Date based on any of (1) through (4) above.

         (s) "LLC AGREEMENT" shall mean that certain Amended and Restated Limited Liability Company Agreement effective March 1, 2003 of the Company.

         (t) "PARTICIPANT" means any Eligible Person who holds an outstanding Award under the Plan.

         (u)      "PLAN" shall have the meaning set forth in Section 1.1 hereof.

         (v) "REDEMPTION DATE" means the date upon which restrictions on Units awarded under the Plan are removed.

         (w) "RESTRICTED PERIOD" means the period of time measured from the Date of Grant through such time as restrictions on Units awarded under the Plan are terminated.

         (x) "RESTRICTED UNIT" means an Award under the Plan entitling a Participant to Units that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

         (y) "SUBSIDIARY" means an entity that is wholly owned, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee.

         (z) "VOLUNTARY TERMINATION" means the ending of the employment relationship between the Participant and the Company by the Participant without invoking any of the provisions of Section
                  2. (r) of this Plan.

         (aa)     "UNIT" means Limited Liability Company Units of EOTT Energy
                  LLC.

                       III. LLC UNITS SUBJECT TO THE PLAN

         3.1 NUMBER OF UNITS. Subject to the following provisions of this
Section 3, the aggregate number of Units that may be issued pursuant to all Awards under the Plan is 1,200,000 Units. Units to be delivered under the Plan will be made available from authorized but unissued Units. If any Unit that is the subject of an Award is not issued and ceases to be issuable for any reason, or is forfeited, canceled or returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, such Unit will no longer be charged against the foregoing maximum Unit limitations and may again be made subject to Awards under the Plan pursuant to such limitations.

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         3.2 ADJUSTMENTS. If there shall occur any recapitalization, reclassification, split or other distribution with respect to the Units of the Company, or any similar corporate transaction or event in respect of the Units, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause a proportionate adjustment to be made in (i) the maximum number of Units provided in Section 3.1 hereof, (ii) the number of Units subject to any then-outstanding Awards or (iii) any other terms of an Award that are affected by the event.

                         IV. ADMINISTRATION OF THE PLAN

         4.1 COMMITTEE MEMBERS. Except as provided in Section 4.4 hereof, the Plan will be administered by the Committee, which will consist solely of two or more persons who satisfy the requirements for a "nonemployee director" under Rule 16b-3 promulgated under the Exchange Act and/or the requirements for an "outside director" under Section 162(m) of the Internal Revenue Code. The Committee may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award under it. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board who is administering the Plan. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

         4.2 DISCRETIONARY AUTHORITY. Subject to the express limitations of the Plan, the Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of Units or other rights subject to each Award, the time or times at which an Award will become vested or payable and other conditions of an Award. The Committee also has discretionary authority to interpret the Plan, to make all factual determinations under the Plan, to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding on all parties. With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the Exchange Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted or any other applicable law, rule or restriction (collectively "applicable law"), to the extent such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

         4.3 CHANGES TO AWARDS. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, (i) the cancellation of any or all outstanding Awards and the grant in substitution therefore of

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new Awards covering the same or different numbers of Units or (ii) the amendment of the terms of any and all outstanding Awards. The Committee may in its discretion accelerate the vesting of an Award at any time or on the basis of any specified event.

         4.4 DELEGATION OF AUTHORITY. The Committee shall have the right, from time to time, to delegate to one of more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Awards made to any member of the Board or any Section 162(m) Participant.

         4.5 INDEMNITY. Each person who is or was a member of the Committee, or of the Board, shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's limited liability company agreement, contractual arrangements, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

                            V. ELIGIBILITY AND AWARDS

         5.1 ELIGIBILITY. All Eligible Persons may be designated by the Committee to receive an Award under the Plan. The Committee has the authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards and the number of Units subject to the Awards that are granted under the Plan. Each Award will be evidenced by an award Agreement as described in Section 8 hereof between the Company and the Participant and shall include the terms and conditions consistent with the Plan as the Committee may determine.

                              VI. RESTRICTED UNITS

         6.1 GRANTS OF RESTRICTED UNITS. An Award of Restricted Units to a Participant represents Units that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with an Award of Restricted Units, require the payment of a specified purchase price.

         6.2 VESTING REQUIREMENTS. The restrictions imposed on an Award of Restricted Units shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries

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for a specified period or periods. Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion.

         6.3 RESTRICTIONS. Restricted Units may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or expire or unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Restricted Units granted or sold pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire. Failure to satisfy any applicable restrictions shall result in the Units subject to restriction being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may also require that certificates representing Restricted Units granted under the Plan bear a legend making appropriate reference to the restrictions imposed.

         6.4 RIGHTS AS A UNIT HOLDER. Subject to the foregoing provisions of this Section 6 and the applicable Award Agreement, the Participant shall have all rights and obligations of a unit holder with respect to Restricted Units granted to him, including the right to receive distributions paid to or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Units are granted, as set forth in the Award Agreement; provided, that the Participant shall have no right to vote the Restricted Units until the vesting requirements on such units have lapsed, unless the Committee determines otherwise at the time the Restricted Units are granted, as set forth in the Award Agreement. Certificates representing such Units free of restriction under the Plan shall be delivered to the Participant promptly, and only after the Restricted Period shall expire without forfeiture in respect of such Units. Certificates for Units forfeited under the provisions of the Plan and the applicable Award Agreement shall promptly be returned to the Company by the forfeiting Participant. Each Award Agreement shall require that (x) each Participant by his or her acceptance of Restricted Units shall irrevocably grant to the Company a power of attorney to transfer any Units so forfeited to the Company and agrees to execute any documents required by the Company in connection with such forfeiture and transfer, and (y) such provisions regarding returns and transfer of certificates with respect to forfeited Units shall be specifically performable by the Company in a court of equity or law.

                             VII. CHANGE IN CONTROL

         7.1 EFFECT OF CHANGE IN CONTROL. The Committee may, in an Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of vesting in any Award; (ii) the waiver or modification or conditions related to the payment or other rights under the Award; (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.

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         7.2 DEFINITION OF CHANGE IN CONTROL. For purposes hereof, a "Change in
Control" shall be deemed to have occurred when:

         (a) the Company merges, consolidates, or enters into a share or unit exchange with any other entity (other than one of the Company's majority owned subsidiaries) and is not the surviving entity (or survives only as the subsidiary of another entity),

         (b) the Company sells all or substantially all of its assets to any other person or entity in one transaction or a series of transactions (other than (i) a sale of equity interests in the Company or (ii) a sale of assets to another majority owned subsidiary of the Company and in connection therewith the Participant becomes employed by such subsidiary, the Company or a partnership in which the Company is the general partner),

         (c) the Company is dissolved or the unit holders of the Company approve any plan or proposal for the liquidation or dissolution of the Company,

         (d) any third person or entity together with its affiliates shall become, directly or indirectly, the beneficial owner of greater than 50% of the voting securities of the Company (except as the result of a distribution of the voting stock of the Company to its unit holders), or if

         (e) during such time as the Company has a class of voting securities registered under the Securities and Exchange Act of 1934, the individuals who constituted the members of the Company's Board of Directors ("Incumbent Board") upon the effective date of such registration cease for any reason to constitute at least a majority thereof, provided that any person becoming a director whose election or nomination for election by Company stockholders was approved by a vote of at least two thirds (2/3) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (e) considered as though such person were a member of the Incumbent Board.

                             VIII. AWARD AGREEMENTS

         8.1 FORM OF AGREEMENT. Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of Units subject to the Award and the time or times at which an Award will become vested. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

         8.2 TERMINATION OF SERVICE. The Award Agreements may include provisions describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with or other services to the Company and all Subsidiaries, such as provisions relating to the vesting, forfeiture or cancellation of the Award in these circumstances or at Committee discretion.

         8.3 FORFEITURE EVENTS. The Committee may specify in an Award Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, violation of material Company or Subsidiary policies, breach of

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noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

         8.4 CONTRACT RIGHTS; AMENDMENT. Any obligation of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by an Award Agreement. No Award shall be enforceable until the Award Agreement has been signed on behalf of the Company by its authorized representative and signed by the Participant and returned to the Company. By executing the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board or their delegates. Award Agreements covering outstanding Awards may be amended or modified by the Committee in any manner than may be permitted for the grant of Awards under the Plan, subject to the consent of the Participant to the extent provided in the Award Agreement. In accordance with such procedures as the Company may prescribe, a Participant may sign or otherwise execute an Award Agreement and may consent to amendments or modifications of Award Agreements covering outstanding Awards by electronic means.

                             IX. GENERAL PROVISIONS

         9.1. NO ASSIGNMENT OR TRANSFER; BENEFICIARIES. Awards under the Plan shall not be assignable or transferable, except by will of by the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights or payments under an Award following the Participant's death.

         9.2. DEFERRALS OF PAYMENT. The Committee may permit a Participant to defer the receipt of payment of cash or delivery of Units that would otherwise be due to the Participant by virtue of the satisfaction of vesting provisions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

         9.3. EMPLOYMENT OR SERVICE. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise serves the Company or any Subsidiary.

         9.4. SECURITIES LAWS; LEGEND ON SHARES. No Units will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Units may be listed, have fully been met. As a condition precedent to the issuance of units pursuant to the grant of an Award, the Company may require a Participant to take any reasonable action to meet such requirements. The Committee may impose

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such conditions on any Units issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such units of the same class are then listed, and under any blue sky or other securities laws applicable to such units.

         Each Eligible Person who receives an Award shall be issued a certificate representing the Units. The certificate shall be registered in the name of the Eligible Person and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award. The Committee may require that the certificates representing the Units be held in custody by the Company unit the restrictions thereon shall have lapsed.

         Without limiting the foregoing, each certificate representing the Units issued to the Participant shall bear the following legend, or a legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not bearing such legend shall be surrendered upon demand by the Company and so endorsed:

         On the face of the certificate:

         "Transfer of this Unit is restricted in accordance with the conditions printed on the reverse side of this certificate."

         On the reverse:

         "The Units represented by this certificate are subject to and transferable on the accordance with that certain EOTT Energy LLC Equity Incentive Plan, a copy of which is on file at the principal office of the Company in Houston, Texas. No transfer or pledge of these Units evidenced hereby may be made except in accordance with the provisions of said Plan. By acceptance of this certificate, any holder, transferee, or pledgee agrees to be bound by all of the provisions of said Plan."

         The following legend shall be inserted on a certificate evidencing Units issued under the Plan if the Units were not issued in a transaction registered under applicable federal and state securities laws:

         "Units represented by this certificate have been acquired by the holder for investment purposes only and not with a view for resale, transfer, or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold, or transferred other than pursuant to an effective registration statement under such laws, or in transactions otherwise exempt from the registration requirements of such laws based upon opinion of counsel reasonably acceptable to the Company as to the validity and existence of an exemption from such registration requirements."

         9.5. TAX WITHHOLDING. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The

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Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

         9.6. UNFUNDED PLAN. The adoption of this Plan and any setting aside of cash amounts or Units by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant's estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Company's creditors to discharge its obligations under the Plan.

         9.7. OTHER COMPENSATION AND BENEFIT PLANS. The adoption of the Plan shall not affect any other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary. The amount of compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

         9.8. PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the Company, its successors and assigns, and the Participant, his executor, administrator and beneficiaries.

         9.9. CONSTRUCTION AND INTERPRETATION. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

         9.10. SEVERABILITY. If any provision of the Plan or any Award Agreements shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

         9.11. GOVERNING LAW. The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Texas.

                  X. EFFECTIVE DATE, TERMINATION AND AMENDMENT

         10.1. EFFECTIVE DATE. The Effective Date of the Plan shall be June 1, 2003.

         10.2. TERMINATION. The Plan shall terminate on the date immediately preceding the tenth anniversary of the Effective Date. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant.

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         10.3. AMENDMENT. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without consent of the Company's unit holders as provided in the LLC Agreement that would increase the number of Units reserved for issuance under the Plan. In addition, the Board may seek approval of any amendment or modification by the Company's unit holders to the extent it deems necessary or advisable in its sole discretion. No amendment or modification of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant.

         IN WITNESS WHEREOF, this Plan is executed on behalf of the Company this ___ day of _________, 2003.

                                      EOTT Energy LLC

                                      /s/ Thomas M. Matthews
                                      ------------------------------------------
                                      Thomas M. Matthews
                                      Chairman and Chief Executive Officer